UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2024

Westrock Coffee Company

(Exact name of Registrant as specified in its charter)

Delaware	001-41485	80-0977200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4009 N. Rodney Parham Road, 4th Floor

Little Rock, AR 72212

(Address of principal executive offices, including zip code)

(501) 918-9358

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of common stock, par value $0.01 per share	WEST	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock, par value $0.01 per share	WESTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230A05 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on August 28, 2024, Westrock Coffee Company, a Delaware corporation (the “Company”), announced that it had commenced an exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) relating to its outstanding (i) public warrants to purchase shares of common stock of the Company, par value $0.01 per share (the “common shares”), which warrants trade on The Nasdaq Global Market under the symbol “WESTW” (the “public warrants”), and (ii) private placement warrants to purchase common shares (the “private placement warrants” and, together with the public warrants, the “warrants”). The Company offered to all holders of the warrants the opportunity to receive 0.290 common shares in exchange for each of the warrants tendered pursuant to the Offer. Concurrently with the Offer, the Company also solicited consents from the holders of each of the public and private placement warrants to amend that certain Warrant Agreement, dated as of August 25, 2022, by and between the Company and Computershare Inc., a Delaware corporation, and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company, as warrant agent, which governs all of the warrants, to permit the Company to require that each warrant that is outstanding upon the closing of the Offer be exchanged for 0.261 common shares, which is a ratio 10% less than the exchange ratio applicable to the Offer.

On September 27, 2024, the Company issued a press release announcing the results of the Offer and Consent Solicitation. A copy of the press release is attached as Exhibit 99.1. The Company has accepted all warrants validly tendered in the Offer and expects settlement to occur on or about September 30, 2024.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated September 27, 2024 (incorporated by reference to Exhibit (a)(5)(B) to Westrock Coffee Company’s Amendment No. 3 to the Tender Offer Statement on Schedule TO, filed with the SEC on September 27, 2024).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2024

WESTROCK COFFEE COMPANY

By:	/s/ Robert P. McKinney
Name:	Robert P. McKinney
Title:	Chief Legal Officer and Corporate Secretary